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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

COLLEGIATE FUNDING SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Collegiate Funding Services, Inc.
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Collegiate Funding Services, Inc.
Commission File No.: 000-50846

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Forward-Looking Statements
Statements contained in this document which are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” may include, but are not limited to, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of JPMorgan Chase Bank, National Association (“JPMorgan Chase”) and Collegiate Funding Services, Inc. (“Collegiate Funding Services”) to which JPMorgan Chase and Collegiate Funding Services, respectively, may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.
Future events and their effects on JPMorgan Chase and Collegiate Funding Services may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in JPMorgan Chase’s most recent Annual Report on Form 10-K for the year ended December 31, 2004, and Collegiate Funding Services’ most recent Annual Report on Form 10-K for the year ended December 31, 2004 and JPMorgan Chase’s and Collegiate Funding Services’ quarterly reports on Form 10-Q and other documents filed by JPMorgan Chase and Collegiate Funding Services with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: the ability to promptly and effectively integrate the businesses of JPMorgan Chase and Collegiate Funding Services; the reaction of JPMorgan Chase’s and Collegiate Funding Services’ clients to the merger and the ability to retain those clients; the ability to retain key personnel; potential client conflicts; the ability to achieve the anticipated strategic benefits of the proposed merger; the diversion of management time on merger-related issues; the performance of financial markets and interest rates; competitive and business factors; new Department of Education, tax or other government regulations; changes in the demand for educational financing or in financing preferences of educational institutions, students and their families; changes in the credit quality or performance of the loans that CFS purchases, retains or securitizes; changes in interest rates and in the securitization or secondary markets for education loans; the failure to obtain shareholder or regulatory approval for the merger, or adverse regulatory conditions imposed in connection with governmental approvals of the merger; and changes in general economic conditions.
Neither JPMorgan Chase nor Collegiate Funding Services undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.
Important Legal Information
In connection with the proposed merger, Collegiate Funding Services will file a proxy statement with the SEC. Before making any voting decision, Collegiate Funding Services’ stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed merger. The proxy statement and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Collegiate Funding Services will also be able to obtain the proxy statement and other documents free of charge by directing their requests to Collegiate Funding Services, Office of the Corporate Secretary, 1-800-762-6441, ext. 5329.
Collegiate Funding Services and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Collegiate Funding Services’ directors and executive officers is available in Collegiate Funding Services’ proxy statements and Annual Report on Form 10-K, previously filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
This filing consists of the following materials:
(1)	Letter, dated December 15, 2005, from J. Barry Morrow to employees of Collegiate Funding Services, together with a Letter, dated December 15, 2005, from Brad Conner to the employees of Collegiate Funding Services and JPMorgan Chase that is referenced in the Letter from Mr. Morrow

To CFS Associates, from Barry Morrow:
This morning, we announced that Chase Education Finance, the student lending business of JPMorgan Chase & Co., plans to purchase Collegiate Funding Services. This is an exceptional opportunity for our customers, for our shareholders and for you, our associates.
We will be joining forces with a powerful brand and a recognized leader in financial services. JPMorgan Chase has assets of $1.2 trillion and a stock market value of more than $135 billion as part of the Dow Jones Industrial Average. Its consumer banking businesses, which use the Chase brand, generated more than $21 billion in revenue in 2004. And that was before the company began investing more than $200 million in marketing to support Chase as the brand of choice for consumers throughout all stages of their lives.
In student lending, our two companies are excellent complements to one another. Chase has a respected brand, marketing expertise and relationships with 2,500 schools and universities, while we bring marketing, origination, servicing and collections capabilities. We anticipate that this combination of strengths and talent will allow us to build the premier education financing business in the country.
In the attached letter, our new colleague, Brad Conner, who has responsibility for student and home equity lending at Chase, explains a number of the executive decisions that we have already made for the combined business.
You should all be very proud of what we’ve built together at Collegiate Funding Services, and you should know that Chase has chosen to align with us in large part because of the strength of our people. Thank you in advance for your continued dedication as we create an even stronger student lending organization that offers more benefits to our customers and our associates.
Barry
Please join 10 a.m. meeting/conference call
At 10 a.m. today, Scott Powell and Brad Conner from Chase Retail Services and I will address all CFS associates about the planned acquisition. Associates in Fredericksburg should come to the Telesales area, while those in Tampa, Jackson and Boston should coordinate with their managers to access the call. Campus channel associates and individuals who are out of the office can dial in at 1* (access code:*). The call also will be available as a replay for CFS Associates ONLY beginning at approximately 2 p.m. ET. To access the replay, dial 1*. (access code:*) The replay will be available until midnight tonight.

Dec. 15, 2005
We are creating the best student finance business in the country
Dear Chase and Collegiate Funding Services Colleagues,
Today we announced the planned addition of Collegiate Funding Services to Chase Education Finance, a major step in building the best education finance business in the country (the press release is attached).
We are uniting Collegiate Funding Services’ infrastructure of origination, servicing and collections and marketing expertise with Chase’s brand name, school relationships and sales and marketing expertise. Both companies provide talented and dedicated employees.
We will be a major provider of every type of student loan to help students and their parents achieve their educational goals.
We expect to headquarter the Chase Education Finance business in Fredericksburg, Va., the current home of Collegiate Funding Services. We also plan to maintain other sites, including Jackson, Miss., Indianapolis, Tampa and Boston. Our sales force will continue to be located around the country near our school customers.
We also have made a number of decisions about our executive team:
■ Barry Morrow, CEO of Collegiate Funding Services, will become president of the combined business after the acquisition is closed.
■ Bob Moore will continue as president of Chase Education Finance until the closing and will assist with the transition.
■ Craig Anderson will manage the school sales force.

■ Clark McGhee will manage call centers and direct marketing.

■ Kevin Landgraver will be the chief financial officer.

■ Phil Cotennec will head risk management.

■ Jack Elam will manage technology and operations.

■ John Fees will run affinity services and Y2M.

■ Jeff Levine will be general counsel.

■ Gary Pokrifka will lead the integration of the two companies.
We will announce roles for other key executives as we continue to flesh out plans for the combined company.
In closing, we hope that you share our excitement for what we believe will be a terrific combination. We will continue to communicate information to you as quickly as we can. Thank you in advance for your dedication and your focus on our customers — both the schools and their students — in the months ahead.
Brad Conner
Executive Vice President
Chase Retail Financial Services
Important Legal Information
In connection with the proposed merger, Collegiate Funding Services will file a proxy statement with the SEC. Before making any voting decision, Collegiate Funding Services’ stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed merger. The proxy statement and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Collegiate Funding Services will also be able to obtain the proxy statement and other documents free of charge by directing their requests to Collegiate Funding Services, Office of the Corporate Secretary, 1-800-762-6441., ext. 5329.
Collegiate Funding Services and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Collegiate Funding Services’ directors and executive officers is available in Collegiate Funding Services’ proxy statements and Annual Report on Form 10-K, previously filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.